September 29, 1997



Vector Securities International, Inc.
1751 Lake Cook Road, Suite 350
Deerfield, Illinois 60015

Gentlemen:

In connection with your engagement by us as set forth in the engagement letter dated the date hereof (the "Engagement Letter"), we hereby agree to indemnify and hold harmless you and your affiliates, the respective directors, officers, stockholders, agents and employees of you and your affiliates and each other person, if any, controlling you or any of your affiliates (collectively referred to as "you" and "your"), to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses (collectively, "Losses") incurred by you (including fees and disbursements of counsel) which (i) are related to or arise out of actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by us or by you with our consent or in conformity with our actions or omissions or (ii) are otherwise related to or arise out of your activities on our behalf in connection with your engagement by us, and we will reimburse you for all expenses (including fees and disbursements of counsel) as they are incurred by you in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which you are a party. We will not be responsible, however, for any Losses pursuant to clause (ii) of the preceding sentence which are finally judicially determined to have resulted primarily from your willful misfeasance or gross negligence. We also agree that you shall not have any liability to us for or in connection with such engagement except for Losses incurred by us which are finally judicially determined to have resulted primarily from your willful misfeasance or gross negligence. We further agree that we will not, without the prior written consent of Vector Securities International, Inc. ("Vector"), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not you are an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of you from all liability arising out of such claim, action, suit or proceedings. Payments pursuant to this paragraph shall be paid by us promptly upon our receipt of a statement(s) from Vector setting forth the amounts with respect to which indemnification and/or reimbursement is sought pursuant to this paragraph.

We agree if any indemnification sought by you pursuant to this letter agreement is unavailable or insufficient to hold you harmless, then (whether or not Vector is the indemnified person), we and Vector will contribute to the Losses for which such indemnification is unavailable or insufficient in such proportion as is appropriate to reflect the relative benefits to us, on the one hand, and Vector, on the other hand, in connection with Vector's engagement referred to above, subject to the limitation tat in any event Vector's aggregate contribution to all Losses with respect to which contribution is available hereunder will not exceed the amount of fees actually received by Vector from us pursuant to Vector's engagement referred to above.






Our indemnity, reimbursement and contribution obligations under this letter agreement shall be in addition to any rights that you may have at common law or otherwise. We hereby consent to personal jurisdiction and service and venue in any court in which any claim which is subject to this letter agreement is brought against you. This letter agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to principles of conflicts of laws. Any right to trial by jury with respect to any claim or proceeding related to or arising out of Vector's engagement by us or this agreement is waived.

It is understood that, in connection with Vector's above-mentioned engagement, Vector may also be engaged to act in one or more additional capacities, and that the terms of the original engagement or any such additional engagements may be embodied in one or more separate written agreements. The provisions of this letter agreement shall apply to the original engagement, any such additional engagement(s)) and any modification of the original engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of Vector's engagement(s).

                              Very truly yours,

                              THE FEMALE HEALTH COMPANY

                              By:  /s/ O.B. Parrish
                              -----------------------------
                              O.B. Parrish
                              Chairman and Chief Executive Officer

Accepted:

VECTOR SECURITIES INTERNATIONAL, INC.

By:  /s/ Barry M. Deutsch
----------------------------
Barry M. Deutsch
Vice President

Date:  September 29, 1997
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